UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): November 17, 2003




                            BURLINGTON RESOURCES INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                      1-9971                 911413284
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(State or other Jurisdiction        (Commission           (I.R.S. Employer
     of incorporation)              File Number)         Identification No.)



5051 Westheimer, Houston, Texas                                  77056-2124
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(Address of principal executive offices)                         (Zip Code)

                                  713-624-9500
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               Registrant's telephone number, including area code


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Item 5. Other Events.

     On November 7, 2003, the Government of Canada passed Bill C-48 which reduces the Canadian federal income tax rate for companies in the natural resource sector from 28 percent to 21 percent over five years beginning in 2003. The Company had previously provided deferred income taxes in Canada at the 28 percent federal rate. The estimated impact of the lower income tax rates will be a reduction in the deferred income tax expense and an equivalent reduction in the deferred income tax liability of approximately $195 million to $225 million. This non-cash reduction in deferred income tax expense and related deferred income tax liability will be recognized in the reported financial results of the Company in the fourth quarter of 2003. The estimated impact of the rate reduction may change based on fourth quarter results and changes in the foreign currency exchange rate.











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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BURLINGTON RESOURCES INC.





Date:  November 17, 2003           By:  /s/ Frederick J. Plaeger, II
                                        -----------------------------------
                                        Name:   Frederick J. Plaeger, II
                                        Title:  Vice President and General
                                                Counsel